EXHIBIT 99.1

Audited financial statements of Aspen Leaf Yogurt, LLC as of February 29, 2012 and February 28, 2011, and the related statements of operations, changes in member's equity and cash flows for the period from inception (October 14, 2010) through
February 28, 2011 and the year ended February 29, 2012 and the unaudited financial statements as of and for the nine months ended November 30, 2012, and the related notes thereto

Aspen Leaf Yogurt, LLC

Financial Statements
and
Independent Auditors’ Report

February 29, 2012 and February 28, 2011

ASPEN LEAF YOGURT, LLC
FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Member
Aspen Leaf Yogurt, LLC
Durango, Colorado

We have audited the accompanying balance sheets of Aspen Leaf Yogurt, LLC (the “Company”) as of February 29, 2012 and February 28, 2011, and the related statements of operations, changes in member’s equity and cash flows for the period from inception(October 14, 2010) through February 28, 2011 and the year ended February 29, 2012.  The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 29, 2012 and February 28, 2011, and the results of its operations and its cash flows for the periods from inception (October 14, 2010) through February 28, 2011 and the year ended February 29, 2012 in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

July 26, 2012
Denver, Colorado

ASPEN LEAF YOGURT, LLC
BALANCE SHEETS

	AS OF FEBRUARY 28 or 29
	2012	2011

Assets
Current Assets
Cash and cash equivalents	$524,788	$221,679
Accounts receivable	18,375	-
Inventories	83,964	12,133
Other	35,985	26,984
Total current assets	663,112	260,796

Property and Equipment, Net	3,590,867	1,157,631

Other Assets
Intangible assets, net	16,780	13,104
Other	23,215	13,018
Total other assets	39,995	26,122

Total assets	$4,293,974	$1,444,549

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$262,998	$723,603
Accrued salaries and wages	62,639	4,051
Other accrued expenses	44,714	1,514
Deferred income	-	29,500
Total current liabilities	370,351	758,668

Commitments and Contingencies

Member’s Equity	3,923,623	685,881
Total liabilities and member’s equity	$4,293,974	$1,444,549

See notes to financial statements.

ASPEN LEAF YOGURT, LLC
STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED FEBRUARY 29, 2012	FOR THE PERIOD FROM INCEPTION THROUGH FEBRUARY 28, 2011

Revenues
Sales	$1,968,934	$34,835
Franchise and royalty fees	70,647	-
Total Revenues	2,039,581	34,835

Costs and Expenses
Cost of sales	780,062	14,873
Franchise costs	323,698	202,578
Sales & marketing	61,298	8,128
General and administrative	87,368	27,583
Retail operating	1,204,678	91,487
Depreciation and amortization	168,804	4,305

Total costs and expenses	2,625,908	348,954

Net Loss	$(586,327)	$(314,119)

See notes to financial statements.

ASPEN LEAF YOGURT, LLC
STATEMENT OF CHANGES IN MEMBER’S EQUITY

FOR THE YEAR ENDED FEBRUARY 29, 2012

Member’s Equity
Balance at October 14, 2010	$-
Member contribution	1,000,000
Net Loss	(314,119)
Balance at February 28, 2011	$685,881
Member contribution	3,824,069
Net loss	(586,327)

Balance at February 29, 2012	$3,923,623

See notes to financial statements.

ASPEN LEAF YOGURT, LLC
STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED FEBRUARY 29, 2012	FOR THE PERIOD FROM INCEPTION THROUGH FEBRUARY 28, 2011

Cash Flows From Operating Activities:
Net loss	$(586,327)	$(314,119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	168,804	4,305
Accounts Receivable	(18,375)	-
Inventories	(71,831)	(12,133)
Other assets	(9,001)	(26,984)
Accounts payable	(264,237)	396,754
Accrued liabilities and other	101,788	5,565
Deferred income	(29,500)	29,500
Net cash (used in) provided by operating activities	(708,679)	82,888

Cash Flows From Investing Activities:
Increase in intangible assets	(6,637)	(13,104)
Increase in other assets	(16,943)	(13,018)
Purchase of property and equipment	(2,788,701)	(835,087)
Net cash used in investing activities	(2,812,281)	(861,209)

Cash Flows From Financing Activities:
Member contribution	3,824,069	1,000,000
Net cash provided by financing activities	3,824,069	1,000,000

Net Increase In Cash And Cash Equivalents	303,109	221,679

Cash And Cash Equivalents At Beginning Of Period	221,679	-

Cash And Cash Equivalents At End Of Period	$524,788	$221,679

See notes to financial statements.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Aspen Leaf Yogurt, LLC (“ALY” or the “Company”) was incorporated in the state of Colorado as Aspen Leaf Yogurt, Inc. on September 30, 2010 and organized through conversion as Aspen Leaf Yogurt, LLC on October 14, 2010.  ALY is a franchisor and retail operator of self serve frozen yogurt retail locations.  ALY is a wholly owned subsidiary of Rocky Mountain Chocolate Factory, Inc.

The Company’s revenues are currently derived from three principal sources: the collection of initial franchise fees, royalties from franchisees’ sales and sales at Company-owned stores. The following table summarizes the number of stores operating under ALY at February 29, 2012:

	Sold, Not Yet Open	Open	Total
Aspen Leaf Yogurt Stores
Company-owned stores	-	9	9
Franchise stores – Domestic stores	-	4	4
Rocky Mountain Chocolate Factory Stores (operated under license agreement) Company-owned stores	-	1	1
Total	-	14	14

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of six months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts and Notes Receivable

In the normal course of business, the Company extends credit to customers, primarily franchisees that satisfy pre-defined credit criteria. The Company believes that it has limited concentration of credit risk primarily because its receivables are secured by the assets of the franchisees to which the Company ordinarily extends credit, including, but not limited to, their franchise rights and inventories. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable, assessments of collectability based on historical trends, and an evaluation of the impact of current and projected economic conditions. The process by which the Company performs its analysis is conducted on a customer by customer, or franchisee by franchisee, basis and takes into account, among other relevant factors, sales history, outstanding receivables, customer financial strength, as well as customer specific and geographic market factors relevant to projected performance. The Company monitors the collectability of its accounts receivable on an ongoing basis by assessing the credit worthiness of its customers and evaluating the impact of reasonably likely changes in economic conditions that may impact credit risks. Estimates with regard to the collectability of accounts receivable are reasonably likely to change in the future.  At February 29, 2012 and February 28, 2011, the Company had not recorded an allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment and Other Assets

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method based upon the estimated useful life of the asset, which range from five to ten years.  Leasehold improvements are amortized on the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

The Company reviews its long-lived assets through analysis of estimated fair value, including identifiable intangible assets, whenever events or changes indicate the carrying amount of such assets may not be recoverable.

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income Taxes

The Company has elected to be treated as a Partnership for income tax purposes.  Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's member and no provision for income taxes has been recorded in the accompanying consolidated financial statements.

The Company follows guidance in accordance with generally accepted accounting principles related to the accounting of uncertainty in income taxes.  The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous.  As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments which can materially affect amounts recognized in its consolidated balance sheets and consolidated statements of operations.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses.  No interest or penalties have been assessed as of February 29, 2012 and February 28, 2011.  The Company's information returns for tax years subject to examination by tax authorities include 2011 through the current period for state and federal tax reporting purposes, respectively.

Sales

Sales of products at retail stores are recognized at the time of sale.

Franchise Fees

Franchise fees paid by franchisees are deferred and are recognized as revenue when all material services and conditions required to be performed by the Company have been substantially completed.  Franchise fees collected by the Company before all material services and conditions are substantially performed are recorded as deferred revenue.  These franchise fees are non-refundable.  The Company also recognizes a marketing and promotion fee of one percent (1%) of the Aspen Leaf Yogurt franchised stores’ gross retail sales and a royalty fee of four percent (4%) based on gross retail sales.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities, at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotional Expenses

The Company expenses advertising costs as incurred. Total advertising expenses amounted to $85,147 for the year ended February 29, 2012 compared with $43,969 for the period from inception through February 28, 2011.

NOTE 2 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following at February 28 or 29:

	2012	2011
Machinery and equipment	$1,244,488	$512,095
Furniture and fixtures	816,852	237,791
Leasehold improvements	1,702,670	412,050
	3,764,010	1,161,936

Less accumulated depreciation	173,143	4,305

Property and equipment, net	$3,590,867	$1,157,631

Depreciation expense related to property and equipment assets totaled $165,843 and $4,305 during the fiscal year ended February 29, 2012 and from the period through inception through February 28, 2011, respectively.

NOTE 3 –INTANGIBLE ASSETS

Intangible assets consist of the following at February 28 or 29:
		2012		2011
	Amortization Period	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Intangible assets subject to amortization
Aspen Leaf Yogurt Design	10 Years	19,741	2,961	13,104	-
Total intangible assets		19,741	2,961	13,104	-

Amortization expense related to intangible assets totaled $2,961 and $0 during the fiscal year ended February 29, 2012 and for the period from inception through February 28, 2011, respectively.  The aggregate estimated amortization expense for intangible assets remaining as of February 29, 2012 is as follows:

2013	$3,950
2014	3,950
2015	3,950
2016	3,950
2017	980

Total	$16,780

NOTE 4 - LINE OF CREDIT AND LONG-TERM DEBT

During the year ended February 29, 2012, the Company executed a promissory note for $2.5 million in order to establish a line of credit for the funding of the potential expansion of Company-owned Aspen Leaf Yogurt locations.  The line of credit is guaranteed by Rocky Mountain Chocolate Factory, Inc. and is collateralized by Rocky Mountain Chocolate Factory, Inc.’s land, building and improvements. The Company may draw from the line of credit until November 1, 2013 to fund new Aspen Leaf Yogurt store openings. After November 1, 2013, any amount outstanding will be repaid over the 48 month period subsequent to November 1, 2013. Interest on borrowings is at 4.75% per annum.  As of February 29, 2012, no amount was outstanding under this promissory note.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating leases

The Company conducts its retail operations in facilities leased under five-year non-cancelable operating leases. Certain leases contain renewal options for between five and ten additional years at increased monthly rentals.

The following is a schedule by year of future minimum rental payments required under such leases for the years ending February 28 or 29:

2013	$423,000
2014	433,000
2015	440,000
2016	421,000
2017	207,000
Thereafter	272,000
Total	$2,196,000

NOTE 6 - SUPPLEMENTAL CASH FLOW INFORMATION

For the year ended February 28 or 29:
	2012	2011
Non-Cash Investing Activities:

Accrued Capital Expenditures	$130,481	$326,849

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has entered into Franchise Agreements and a Development Agreement with a member of the Company’s Board of Directors.  The Director operates two ALY locations under the Franchise Agreements and the Development Agreement.

As of February 29, 2012, the Company had receivables of approximately $2,400 due from the Director associated with the director’s ownership and operation of the two current ALY locations.

The Company’s President and Chief Executive Officer has members of his immediate family with ownership interests in retail marketing businesses.  These businesses have, on occasion, provided services to the Company and may provide services in the future.  As of February 29, 2012 and February 28, 2011, no amounts were recorded to accounts payable, or accounts receivable related to these services.  Transactions with these businesses have been immaterial to our results of operations.

NOTE 8 – SUBSEQUENT EVENTS

On June 30, 2012, the Company entered an agreement to sell all of the assets associated with one Company-owned Rocky Mountain Chocolate Factory location and one Company-owned Aspen Leaf Yogurt location. The stores were sold to franchisees and continue in operation as franchise locations.  The Company now operates eight ALY locations.  The sale of these assets is not expected to result in a material impact on the Company’s results of operations and proceeds from the sales were approximately $593,000.

Aspen Leaf Yogurt, LLC

Financial Statements (unaudited)

For the nine months ended November 30, 2012

1

ASPEN LEAF YOGURT, LLC
FINANCIAL STATEMENTS

TABLE OF CONTENTS

BALANCE SHEETS (UNAUDITED)	3

STATEMENTS OF OPERATIONS (UNAUDITED)	4

STATEMENTS OF CASH FLOWS (UNAUDITED)	5

NOTES TO THE FINANCIAL STATEMENTS	6

2

ASPEN LEAF YOGURT, LLC
BALANCE SHEETS

	November 30, 2012 (unaudited)	February 29, 2012

Assets
Current Assets
Cash and cash equivalents	$466,827	$524,788
Accounts receivable	6,577	18,375
Inventories	62,637	83,964
Other	9,927	35,985
Total current assets	545,968	663,112

Property and Equipment, Net	915,334	3,590,867

Other Assets
Intangible assets, net	13,819	16,780
Other	22,799	23,215
Total other assets	36,618	39,995

Total assets	$1,497,920	$4,293,974

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$129,387	$262,998
Accrued salaries and wages	32,520	62,639
Other accrued expenses	49,669	44,714
Payable to Rocky Mountain Chocolate Factory, Inc.	665,638	-
Deferred income	44,000	-
Total current liabilities	921,214	370,351

Commitments and Contingencies

Member’s Equity	576,706	3,923,623
Total liabilities and member’s equity	$1,497,920	$4,293,974

See notes to financial statements.

3

ASPEN LEAF YOGURT, LLC
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended November 30, 2012	Nine Months Ended November 30, 2011

Revenues
Sales	$2,233,910	$1,459,823
Franchise and royalty fees	69,338	63,760
Total Revenues	2,303,248	1,523,583

Costs and Expenses
Cost of sales	769,842	564,949
Franchise costs	309,913	252,480
Sales & marketing	50,088	37,156
General and administrative	77,501	72,832
Retail operating	1,353,920	766,787
Depreciation and amortization	278,643	109,972
Impairment loss – long-lived assets	1,978,216	-

Total costs and expenses	4,818,123	1,804,176

Net Loss	$(2,514,875)	$(280,593)

See notes to financial statements.

4

ASPEN LEAF YOGURT, LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended November 30, 2012	Nine Months Ended November 30, 2011

Cash Flows From Operating Activities:
Net loss	$(2,514,875)	$(280,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	278,643	109,972
Impairment loss – long-lived assets	1,978,216	-
Accounts Receivable	11,798	(419,091)
Inventories	21,328	(49,319)
Other assets	26,058	(2,956)
Accounts payable	(3,130)	(272,985)
Accrued liabilities and other	(25,164)	24,481
Deferred income	44,000	(29,500)
(Gain) loss on sale of property & equipment	25,694	-
Net cash (used in) provided by operating activities	(157,432)	(919,991)

Cash Flows From Investing Activities:
Increase in intangible assets	-	(6,639)
Decrease (increase) in other assets	416	(8,505)
Proceeds from sale or distribution of assets	593,000	-
Purchase of property and equipment	(327,540)	(1,518,736)
Payable to Rocky Mountain Chocolate Factory, Inc.	665,638	-
Net cash used in investing activities	931,514	(1,533,880)

Cash Flows From Financing Activities:
Member contribution	(832,043)	3,000,000
Net cash provided by financing activities	(832,043)	3,000,000

Net Increase (Decrease) In Cash And Cash Equivalents	(57,961)	546,129

Cash And Cash Equivalents At Beginning Of Period	524,788	221,679

Cash And Cash Equivalents At End Of Period	$466,827	$767,808

See notes to financial statements.

5

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Aspen Leaf Yogurt, LLC (“ALY” or the “Company”) was incorporated in the state of Colorado as Aspen Leaf Yogurt, Inc. on September 30, 2010 and organized through conversion as Aspen Leaf Yogurt, LLC on October 14, 2010.  ALY is a franchisor and retail operator of self serve frozen yogurt retail locations.  ALY is a wholly owned subsidiary of Rocky Mountain Chocolate Factory, Inc.

The Company’s revenues are currently derived from three principal sources: the collection of initial franchise fees, royalties from franchisees’ sales and sales at Company-owned stores. The following table summarizes the number of stores operating under ALY at November 30, 2012:

	Sold, Not Yet Open	Open	Total
Aspen Leaf Yogurt Stores
Company-owned stores	-	8	8
Franchise stores – Domestic stores	4	8	12
Total	4	16	20

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of six months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Accounts and Notes Receivable

In the normal course of business, the Company extends credit to customers, primarily franchisees that satisfy pre-defined credit criteria. The Company believes that it has limited concentration of credit risk primarily because its receivables are secured by the assets of the franchisees to which the Company ordinarily extends credit, including, but not limited to, their franchise rights and inventories. An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable, assessments of collectability based on historical trends, and an evaluation of the impact of current and projected economic conditions. The process by which the Company performs its analysis is conducted on a customer by customer, or franchisee by franchisee, basis and takes into account, among other relevant factors, sales history, outstanding receivables, customer financial strength, as well as customer specific and geographic market factors relevant to projected performance. The Company monitors the collectability of its accounts receivable on an ongoing basis by assessing the credit worthiness of its customers and evaluating the impact of reasonably likely changes in economic conditions that may impact credit risks. Estimates with regard to the collectability of accounts receivable are reasonably likely to change in the future.  At November 30, 2012 and February 29, 2012, the Company had not recorded an allowance for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment and Other Assets

Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method based upon the estimated useful life of the asset, which range from five to ten years.  Leasehold improvements are amortized on the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

The Company reviews its long-lived assets through analysis of estimated fair value, including identifiable intangible assets, whenever events or changes indicate the carrying amount of such assets may not be recoverable.

6

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income Taxes

The Company has elected to be treated as a Partnership for income tax purposes.  Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's member and no provision for income taxes has been recorded in the accompanying consolidated financial statements.

The Company follows guidance in accordance with generally accepted accounting principles related to the accounting of uncertainty in income taxes.  The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous.  As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments which can materially affect amounts recognized in its consolidated balance sheets and consolidated statements of operations.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses.  No interest or penalties have been assessed as of November 30, 2012 and February 29, 2012.  The Company's information returns for tax years subject to examination by tax authorities include 2011 through the current period for state and federal tax reporting purposes.

Sales

Sales of products at retail stores are recognized at the time of sale.

Franchise Fees

Franchise fees paid by franchisees are deferred and are recognized as revenue when all material services and conditions required to be performed by the Company have been substantially completed.  Franchise fees collected by the Company before all material services and conditions are substantially performed are recorded as deferred revenue.  These franchise fees are non-refundable.  The Company also recognizes a marketing and promotion fee of one percent (1%) of the Aspen Leaf Yogurt franchised stores’ gross retail sales and a royalty fee of four percent (4%) based on gross retail sales.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities, at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	November 30, 2012	February 29, 2012
Machinery and equipment	$1,146,517	$1,244,488
Furniture and fixtures	710,980	816,852
Leasehold improvements	1,453,902	1,702,670
Impairment provision of long-lived assets	(1,978,216)	-
	1,333,183	3,764,010

Less accumulated depreciation	417,849	173,143

Property and equipment, net	$915,334	$3,590,867

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NOTE 3 –INTANGIBLE ASSETS

Intangible assets consist of the following:
		November 30, 2012		February 29, 2012
	Amortization Period	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Intangible assets subject to amortization
Aspen Leaf Yogurt Design	10 Years	19,741	5,922	19,741	2,961
Total intangible assets		19,741	5,922	19,741	2,961

Amortization expense related to intangible assets totaled $2,961 and $1,974 during the nine months ended November 30, 2012 and November 30, 2011, respectively.  The aggregate estimated amortization expense for intangible assets remaining as of November 30, 2012 is as follows:

2012	$987
2013	3,950
2014	3,950
2015	3,950
2016	982

Total	$13,819

NOTE 4 - LINE OF CREDIT AND LONG-TERM DEBT

In November 2011, the Company executed a promissory note for $2.5 million in order to establish a line of credit for the funding of the potential expansion of Company-owned Aspen Leaf Yogurt locations.  The line of credit is guaranteed by Rocky Mountain Chocolate Factory, Inc. and is collateralized by Rocky Mountain Chocolate Factory, Inc.’s land, building and improvements. The Company may draw from the line of credit until November 1, 2013 to fund new Aspen Leaf Yogurt store openings. After November 1, 2013, any amount outstanding will be repaid over the 48 month period subsequent to November 1, 2013. Interest on borrowings is at 4.75% per annum.  As of November 30, 2012 no amount was outstanding under this promissory note.

NOTE 5 - SUPPLEMENTAL CASH FLOW INFORMATION

	November 30, 2012	November 30, 2011
Non-Cash Investing Activities:

Accrued Capital Expenditures	$-	$145,878

8

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has entered into Franchise Agreements and a Development Agreement with a member of the Company’s Board of Directors.  The director operates two ALY locations under the Franchise Agreements and the Development Agreement.

As of November 30, 2012, the Company had receivables of approximately $1,900 due from such director associated with the director’s ownership and operation of the two current ALY locations.

Our President and Chief Executive Officer has members of his immediate family with ownership interests in retail marketing businesses.  These businesses have, on occasion, provided services to the Company and may provide services in the future.  As of November 30, 2012, the Company had incurred expenses of $11,150 and there was no amount recorded to accounts payable that related to these businesses. Transactions with these businesses have been immaterial to our results of operations.

NOTE 7 – IMPAIRMENT OF LONG-LIVED ASSETS

During the three months ended November 30, 2012, the Company began an initiative to sell substantially all long lived assets associated with continued operation of Aspen Leaf Yogurt Company-owned locations.  This initiative caused the Company to perform an evaluation of the assets’ fair value.  An impairment loss for ALY operations was recognized in the amount of $1,978,216 for certain long-lived assets related to all ALY Company-owned locations.  The Company reviewed the machinery and equipment, furniture and fixtures, and leasehold improvements associated with each Company-owned ALY location, as well as ALY long-lived assets not allocated to a specific location.  Current and historical operating and cash flow losses indicate that recorded asset values for these stores are not fully recoverable. Assets with net book value of $2,893,549 were reduced to their estimated fair value based on prices of similar assets or estimated present value of future net cash flows expected to be generated from the assets.

The impairment of long-lived assets was recorded to the following segments:

Retail segment	$1,929,453
Other segment	48,763
Total impairment provision	$1,978,216

NOTE 8 – SUBSEQUENT EVENTS

On January 14, 2013, Ulysses Asset Acquisition, LLC (“Newco”), a wholly-owned subsidiary of the Company formed in the State of Colorado on January 2, 2013, entered into an agreement to acquire substantially all of the assets of YHI, Inc. and Yogurtini International, LLC (collectively, “Yogurtini”), which are the franchisors of self-serve frozen yogurt retail units branded as “Yogurtini.”  In addition, on January 14, 2013, the Company entered into two agreements to sell all of its membership interests in Newco and substantially all of its assets in ALY to U-Swirl, Inc., a publicly traded company (OTCQB: SWRL), in exchange for a 60% controlling equity interest in U-Swirl, Inc.  Upon completion of these transactions, the Company expects to cease to operate any Company-owned Aspen Leaf Yogurt locations or sell and support franchise locations.  For the three months ended November 30, 2012, the Company recorded an impairment to certain long-lived assets as discussed in Note 7 to these financial statements.  In addition to the impairment of assets, the Company expects to incur future restructuring costs of $500,000-600,000 associated with this restructuring.  As of November 30, 2012, approximately $47,000 of expenses associated with this restructuring had been incurred and was recorded to general and administrative costs.

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